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                                                                    EXHIBIT 99.e


                           INBOUND CALL MANAGEMENT AND
                         FULFILLMENT SERVICES AGREEMENT


         THIS AGREEMENT is made as of this 16th day of February, 2000, by and between Lend Lease Funds, a Delaware business trust (the "Trust"), and Sunstone Distribution Services, LLC, a Wisconsin limited liability company ("Sunstone").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company which is authorized to issue shares of common stock in separate series with each such series representing the interests in a separate portfolio of securities and other assets;

         WHEREAS, Sunstone offers various inbound call management and fulfillment services to investment companies and others; and

         WHEREAS, the Trust and Sunstone desire to enter into an agreement pursuant to which Sunstone shall provide on behalf of the Trust certain inbound call management and fulfillment services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Sunstone may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.       APPOINTMENT AND SERVICES

         (a) The Trust hereby retains and does hereby authorize Sunstone to provide the inbound call management and fulfillment services described in Schedule B hereto, and Sunstone agrees to provide such services, for the period and compensation and upon the terms set forth in this Agreement.

         (b) The Trust, at its cost, shall provide Sunstone with the necessary scripts, instructions and all materials (including prospectuses, reports, article reprints, stationery and envelopes) so that Sunstone may provide the services described herein subject to the direction of the Trust. Notwithstanding anything herein to the contrary, Sunstone shall not be required to provide any services or information that it believes, in its sole discretion, to represent dishonest, unethical or illegal activity. In no event shall Sunstone provide any investment advice or recommendations to any party in connection with its services hereunder. All risk of loss for the materials being inventoried by Sunstone on the Trust's behalf shall be the responsibility of the Trust, and Sunstone shall not be responsible for any loss to this material except as such loss may be caused by Sunstone's negligence. Sunstone agrees to use due care in the storage of such materials prior to their distribution. The Trust shall provide Sunstone from time to time notice of media schedules, anticipated call volume and other related information to the extent such


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information is reasonably available to the Trust, so as to facilitate preparation by Sunstone to provide the services hereunder.

         (c) Sunstone shall perform its duties hereunder in compliance with all material respects with all applicable federal, state and local laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and the states in which the Funds are sold.


2.       FEES AND EXPENSES

         In consideration of the services rendered pursuant to this Agreement, the Trust shall, to the extent permissible under the applicable law, pay Sunstone such fees, charges and expenses as are set forth in Schedule C hereto. Sunstone may, at its option, arrange to have various service providers submit invoices directly to the Trust for payment of out of pocket expenses reimbursable hereunder. All invoices rendered by Sunstone shall be paid within fifteen (15) days of the date of invoice. At the option of Sunstone, unpaid invoices accrue a finance charge of one and one-half percent (1 1/2%) per month, after the due date, unless Sunstone receives notice from the Trust in writing prior to the due date of any disputed items from a particular invoice.


3.       TERM; AMENDMENTS; ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund listed on Schedule A as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect with respect to each Fund until February 16, 2002. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees including a majority of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Distributor.

         (b) This Agreement may be terminated with respect to any one or more particular Funds without penalty, upon not less than thirty (30) days' written notice to the other party (which notice may be waived by the party entitled to such notice), by (i) the Distributor, or (ii) by vote of a majority of the members of the Trust's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Agreement or by vote of a majority (as defined with respect to voting securities in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of a Fund. This Agreement shall also terminate automatically in the event of its assignment (as defined in the 1940 Act). Upon termination of this Agreement, Sunstone shall promptly return to the Trust all applicable materials that are the property of the Trust at the Trust's expense. All amounts due and owing to Sunstone as of such termination shall be paid within fifteen days of the days of the date of invoice(s) relating to such amounts.



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         (c) Except as expressly provided in this Agreement, the terms of this
Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Sunstone and the Trust. Notwithstanding the above, Sunstone shall provide the Trust with notice of its fee schedule as it is amended from time to time, and any such amendment shall automatically be effective sixty (60) days after the date of such notice provided the Trust provides no written notice of its objection within 25 days of Sunstone's notice.


4.       NON-EXCLUSIVITY; CONFIDENTIALITY

         (a) The services of Sunstone hereunder are not deemed to be exclusive. Sunstone may render inbound call management and fulfillment services and any other services to others, including other investment companies.

         (b) Sunstone agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders acquired in connection with its services hereunder, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where Sunstone may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of Sunstone or any of its employees or representatives, and information which was already in the possession of the Sunstone prior to receipt thereof shall not be subject to this paragraph.

         (c) Sunstone shall not use the name of the Trust or any Fund (other than in connection with performing its duties and obligations under this Agreement) in a manner not approved by the Trust prior thereto in writing; provided, however, that the approval of the Trust shall not be required for the use of the Trust's name or the name of any Fund in connection with performing its duties and obligations or exercising its rights under this Agreement, or which is required by the Securities and Exchange Commission or any state securities authority or an other appropriate regulatory, governmental or judicial authority, provided, further, that in no event shall such approval be unreasonable withheld or delayed; and provided further that the Distributor and its affiliates may use the names of the Trust and any Fund pursuant to the terms of any other agreements executed by or among them and the Trust.


5.       LIMITATION OF LIABILITY

         (a) In providing services hereunder, Sunstone shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, in the absence of its willful misfeasance, bad faith or negligence in connection with its duties under this Agreement, or for any loss or damage resulting from its actions or omissions in accordance with the instructions, directions or requests of officers or representatives of the Trust. Sunstone shall indemnify and hold harmless the Trust, and each of its present or former trustees, officers, employees, representatives, and any person who controls or previously controlled the Trust within the meaning of Section 15 of the


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Securities Act of 1933 against any and all Losses (as defined below) to the extent such Losses arise out of or result from the willful malfeasance, bad faith or negligence of Sunstone in the performance of its duties, or by reason of the reckless disregard of its obligations and duties under this Agreement.

         (b) The Trust shall indemnify and hold harmless Sunstone, and each of its present or former directors, members, officers, employees, representatives, and any person who controls or previously controlled Sunstone from and against any and all claims, actions, suits, demands, losses, expenses and liabilities (including the costs of investigating or defending any alleged claims, actions, suits, demands, losses, expenses and liabilities) (collectively, "Losses") of any and every nature which Sunstone may sustain or incur or which may be asserted against Sunstone by any person arising directly or indirectly out of any action taken or omitted to be taken by Sunstone in performing the services hereunder; provided that this indemnification shall not apply to actions or omissions of Sunstone in cases of its own willful misfeasance, bad faith or negligence. As used in this Section 5, the term "Sunstone" shall include past and present members, officers, employees, representatives, authorized agents and assigns of Sunstone as well as Sunstone and its affiliates themselves.

         (c) The Trust further agrees to indemnify, defend and hold harmless Sunstone from and against any and all Losses which Sunstone may sustain or incur or which may be asserted against Sunstone by any person arising out of or resulting from the actions or omissions of Sunstone when acting in accordance with the instructions, directions or requests of officers or representatives of the Trust.

         (d) Notwithstanding anything herein to the contrary, Sunstone will be excused from its obligation to perform any act, service or obligation required of it hereunder for the duration that such performance is prevented by events beyond its reasonable control and it shall not be responsible for any damage, loss of data, errors, delay or any other loss whatsoever caused thereby. Sunstone will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control. The indemnity and defense provisions set forth in this Section 5 shall indefinitely survive the termination and/or assignment of this Agreement. Under no circumstances shall Sunstone be liable for any incidental, consequential or punitive damages, direct or indirect.


6.       GOVERNING LAW; INVALIDITY

This Agreement shall be governed by Wisconsin law, excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Securities and Exchange Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.



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7.       MISCELLANEOUS

         (a) The 800-telephone number that the Trust transfers to Sunstone, in order for Sunstone to provide the services hereunder to the Trust, shall remain the property of the Trust. In the event that this Agreement is terminated, Sunstone shall assert no claim in or to this telephone number.

         (b) This Agreement and the Schedules incorporated hereto constitute the full and complete understanding and agreement of Sunstone and the Trust and supersedes all prior negotiations, understandings and agreements.

         (c) This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.


8.       NOTICES

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to be effective upon the date specified on the return receipt when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to Sunstone shall be sent to Sunstone Distribution Services, LLC, 207 East Buffalo Street, Suite 400, Milwaukee, WI, 53202, Attention: Peter Hammond, and notice to the Trust shall be sent to Lend Lease Funds, c/o Lend Lease Rosen Real Estate Securities, LLC, 1995 University Avenue, Suite 550, Berkeley, CA 94704, Attention: President.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                       LEND LEASE FUNDS
                                       (the "Trust")


                                       By:
                                          -------------------------------
                                          -------------------------------
                                          -------------------------------

                                       SUNSTONE DISTRIBUTION SERVICES, LLC
                                       ("Sunstone")


                                       By:
                                          -------------------------------
                                            Peter Hammond
                                            Vice President




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                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC

                                      FUNDS


                                  Name of Funds

                    FUND                                                       EFFECTIVE DATE
 Lend Lease U.S. Real Estate Securities Fund                                  February 16, 2000












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                                   SCHEDULE B
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC

                                    SERVICES


INBOUND CALL MANAGEMENT


- Standard business hours: 7 a.m. - 7 p.m. CST, Monday through Friday (except major holidays)

-    Qualify callers

-    Provide detailed responses to fund inquiries (not scripted)

-    Identify buyer/investment needs

-    Automated voice response system

-    Custom database maintenance

-    Periodic activity reporting

-    Names, addresses, telephone numbers and types of inquiries

-    Call tracking, by:

     -    Fund

     -    Zip code or geographic region

     -    Source code


-    Call switching

     -    Complex calls can be forwarded to fund, if desired

     -    Transfer calls to transfer agent



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FULFILLMENT

-    Literature request standards

- Filled and mailed typically within 24 hours (but at least within 3 business days with respect to all documents required by the SEC to be sent within such timeframes).

-    On-site inventory control

-    Customized literature fulfillment

- Personalized letters developed by the Trust or by Sunstone (with prior approval by the Trust)

-    Customized investor kit assembly

-    Fulfill literature requests downloaded from the Trust's Internet site

-    Periodic reporting

-    Kit report

-    Advanced notice of need to order additional materials

MISCELLANEOUS

-    Reference Manual maintenance and representative training.









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                                   SCHEDULE C
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC


                                  FEE SCHEDULE


-    Set-up
     Basic and Premium service                                (waived)

     Sunstone set up includes the following activities:

     -    Programming the phone system
     -    Programming Sunstone's proprietary prospect database
     -    Coordinating the installation/rerouting of the 800 number
     -    Coordinating the installation of the voice response unit
     -    Creating the Fund Reference Manual
     -    Overseeing initial representative training

-    Inbound calls

     Live Representative
        Basic service                                      $.95/minute
        Premium service                                   $1.25/minute
         (Premium service is provided by more senior, securities-licensed representatives.)

     Voice Response Unit
        Basic and Premium service                          $.85/minute

     Transfers to Toll Number
        Basic and Premium service                          $.85/minute

     Transfers to 800 Number
        Basic and Premium service                          $.70/minute

-    Base Fee

     Basic service                                        $2,000/month
     Premium service                                      $5,000/month






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FULFILLMENT

-    Standard package for mailing
     Up to 3 pieces                                              $0.75
     Additional inserts                                     $0.05 each
     Personalized letter                                    $1.00 each

-    Follow-up letter                                       $1.00 each

OUTBOUND CALL MANAGEMENT

     Planning and set-up                                        $3,000
        Includes standard programming and training

     Call Management
        Distribution Services Representative              $1.80/minute

-    Base Fee                                             $2,500/month

CONFERENCE SUPPORT                                            $750/day

INVESTMENT ADVISOR LIAISON                                $6,000/month

OTHER EXPENSES

     Postage                                                   At cost
     Bulk mailings                                             At cost
     Automate call processor                                   At cost
     Stickers/supplements                                   $0.05 each
     Bar coding                                             $0.05 each
     Facsimile (per sheet)                                       $1.50
     Photocopies                                                 $0.25
     Express Deliveries                                        At cost
         Billed to caller (unless otherwise expressed by Fund)
        Customized monthly reports                         $50.00 each
        - Ad Hoc reports                                $100.00 and up
        - Customized programming                          $100.00/hour
        - Storage (per skid)                              $20.00/month
     Special projects                        Priced at time of project
     Long distance or 800 number charges                       At cost







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